                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
             the Securities Exchange Act of 1934 (Amendment No.   )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /
    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / /  Confidential, for Use of the Commission Only (as permitted by
         Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               Lee Pharmaceuticals
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                               Lee Pharmaceuticals
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3)
/ /  Fee   computed  on   table  below   per  Exchange   Act  Rules  14a-6(i)(4)
     and 0-11
     1) Title of each class of securities to which transaction applies:


        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:


        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:


        ------------------------------------------------------------------------
     5) Total fee paid:


        ------------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:


        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:


        ------------------------------------------------------------------------
     3) Filing Party:


        ------------------------------------------------------------------------
     4) Date Filed:


        ------------------------------------------------------------------------

                               LEE PHARMACEUTICALS
                             1434 Santa Anita Avenue
                        South El Monte, California 91733


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


To the Shareholders:

     The Annual Meeting of the Shareholders of LEE PHARMACEUTICALS, a California corporation, will be held at 1434 Santa Anita Avenue, South El Monte, California, on Tuesday, March 12, 1996, at 1:30 p.m., for the following purposes:

1. To elect directors for the ensuing year or as otherwise provided in the Bylaws;

2.   To approve the appointment of George Brenner, CPA, as independent auditor;

3. To transact such other business as may properly come before the meeting or any adjournments thereof.

     The Board of Directors has fixed January 19, 1996, at the close of business, as the record date for the determination of shareholders entitled to receive notice of, and to vote at, the meeting and any adjournments thereof.

     WE URGE YOU TO VOTE ON THE BUSINESS TO COME BEFORE THE MEETING BY EXECUTING AND RETURNING THE ENCLOSED PROXY OR BY CASTING YOUR VOTE IN PERSON AT THE MEETING.

     By order of the Board of Directors.

                                             MICHAEL L. AGRESTI, Secretary

South El Monte, California
January 30, 1996

                               LEE PHARMACEUTICALS
                             1434 Santa Anita Avenue
                        South El Monte, California 91733

                                 PROXY STATEMENT

                ANNUAL MEETING OF SHAREHOLDERS -- MARCH 12, 1996

     This statement is furnished in connection with the Annual Meeting of the Shareholders to be held on March 12, 1996. Shareholders of record at the close of business on January 19, 1996 will be entitled to vote at the meeting and this statement was mailed to each of them on approximately January 30, 1996.

                        VOTING SECURITIES OF THE COMPANY

     Common Stock, of which 4,135,162 shares were outstanding on the record date, constitutes the only security of the Company the holders of which are entitled to vote at the meeting. Each share of stock is entitled to one vote except that shareholders have cumulative voting rights with respect to the election of directors. They may exercise such rights either in person or by proxy. Cumulative voting entitles a shareholder to give one nominee a number of votes equal to the number of directors to be elected, multiplied by the number of shares owned by such shareholder, or to distribute his votes on the same principle between two or more nominees as he sees fit. However, no shareholder shall be entitled to cumulate votes unless the candidate's name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the meeting prior to the voting of his intention to cumulate his votes.

                                     PROXIES

     Proxies are being solicited by the Company, and the persons named as proxies were selected by the Company. The Company will bear all costs of the solicitation (estimated to be $7,000) and will reimburse brokers or other persons holding stock in their names or in the names of their nominees for reasonable expenses in forwarding proxies and proxy material to the beneficial owners of stock. Any shareholder given a proxy has the right to revoke it at any time.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the only persons who, as of December 31, 1995, were known to the Company to be beneficial owners of more than five percent of the Company's Common Stock:

        NAME AND ADDRESS               SHARES OWNED           PERCENT
      OF BENEFICIAL OWNER           AT DECEMBER 31, 1995     OF CLASS

        Dr. Henry L. Lee             337,468 shares (1)         8%
     1434 Santa Anita Avenue
    South El Monte, CA 91733

 Dimensional Fund Advisors, Inc.     229,200 shares             6%
  1299 Ocean Avenue, 11th Floor
     Santa Monica, CA 90401

(1) Includes 28,000 shares of the Company's Common Stock which Dr. Lee holds as trustee for the benefit of certain family members. He has the right to vote such shares but otherwise disclaims beneficial ownership.

     The following table sets forth the ownership of the Company's Common Stock by its directors and its named executive officers and all executive officers and directors as a group.

                                      COMPANY SHARES
                                   BENEFICIALLY OWNED ON         PERCENT
              NAME                   DECEMBER 31, 1995          OF CLASS

       Dr. Henry L. Lee               337,468  (1)                 8%
       Ronald G. Lee                  138,616  (2) (3)             3%
       Theo. H. Dettlaff              128,914  (2) (3)             3%
       William M. Caldwell IV           3,866  (3)                 *
       All officers and directors
         as a group (5 persons)       686,102  (2) (3)            17%

(1) Includes 28,000 shares of the Company's common stock which Dr. Lee holds as trustee for the benefit of certain family members. He has the right to vote such shares but otherwise disclaims beneficial ownership.
(2) Includes shares held under the Company's Employee Stock Ownership Plan and Trust.
(3) Includes shares subject to options exercisable at or within 60 days after December 31, 1995.
 *   Less than 1%

                              ELECTION OF DIRECTORS

     At the meeting, four (4) directors are to be elected for the ensuing year and until their successors are duly elected and qualified or as otherwise provided in the Bylaws. The total number of authorized directors is five (5), therefore two vacancies exist.

     If the enclosed proxy is duly executed and received in time for the meeting, the shares represented thereby will be voted, and it is the intention of the persons named therein to vote, absent instruction to the contrary, for the three (3) persons listed below who are currently directors of the Company and were nominated by the Board of Directors for re-election as directors of the Company; however, in the case of cumulative voting, the proxy holders may cumulate the votes for one or more of the nominees. In the event any nominee for director becomes unavailable and a vacancy exists, it is intended either (a) that the persons named in the proxy will vote for a substitute who will be designated by the Board of Directors, or (b) that the number of directors will be reduced accordingly. The persons receiving the greatest number of votes, up to five persons, will be elected.

                                               DIRECTORS AND EXECUTIVE OFFICERS


 NAME  AND                                                                                                   A DIRECTOR
POSITIONS HELD                               PRINCIPAL OCCUPATION                                            OR OFFICER
WITH COMPANY            AGE             DURING THE PAST FIVE YEARS (1)                                          SINCE
-------------------------------------------------------------------------------------------------------------------------
DR. HENRY L. LEE         69   Chairman of the Board of Lee Pharmaceuticals through April, 1995 when             1971
Director                      he retired, available as a consultant, currently a Director of the Company.

RONALD G. LEE            43   President and since April 1995 Chairman of the Board of the Company.              1977
President, Chairman
and Director

THEO. H. DETTLAFF        65   President of Consumer Products Division and Director of the                       1979
Vice President,               Company.
President of Consumer
Products Division and
Director

MICHAEL L. AGRESTI       53   Vice President - Finance, Treasurer and Secretary of the Company.                 1977
Vice President -
Finance, Treasurer and
Secretary

WILLIAM M. CALDWELL IV   48   President of Union Jack Group, Inc., a merchant banking firm.                     1987
Director



(1) None of the companies named, other than the Company, is a parent, subsidiary or other affiliate of the Company.

     All Directors attended the two meetings of the board and any committee of the board on which such director served except Dennis F. Holt who missed one meeting of the Board of Directors. The Company has an audit committee which consists of three directors: Henry L. Lee, Ronald G. Lee and William
     M. Caldwell IV. There were no audit committee meetings held during the fiscal year. The Company does not have a nominating or compensation committee.

               FAMILY RELATIONSHIPS

     Ronald G. Lee is the son of Dr. Henry L. Lee.

               EXECUTIVE COMPENSATION

     The following table sets forth information with respect to remuneration paid by the Company to the executive officers of the Company with total annual salary and bonus of at least $100,000 for services in all capacities while acting as officers and directors of the Company during the fiscal years ended September 30, 1995, 1994 and 1993.

                                                     SUMMARY COMPENSATION TABLE


                                                                          LONG TERM
                                                                         COMPENSATION
                                            ANNUAL COMPENSATION             AWARDS
                                        ---------------------------   ------------------
Name and                                              Other Annual                            All Other
Principal Position            Year      Salary ($)    Compensation ($)     Options (#)     Compensation ($)
------------------            ---       ----------    ---------------      -----------     ----------------
Dr. Henry L. Lee,             1995       119,190           475  (1)             --                   (6)
  Chairman                    1994       137,932         3,028  (1)         55,000  (3)         231  (6)
  (thru April 25, 1995)       1993       249,544         9,174  (1)             --           22,177  (6)

Ronald G. Lee,                1995       178,595         5,734  (2)         80,000  (4)              (7)
  President, Chairman         1994       206,244         3,884  (2)         55,000  (4)       1,909  (7)
  (since April 26, 1995)      1993       225,852         5,464  (2)             --           24,464  (7)
  & Director

Theo. H. Dettlaff, Vice       1995       167,575                            51,500  (5)              (8)
  President, President        1994       185,791                            55,000  (5)       2,728  (8)
  of Consumer Products        1993       209,480                                --           25,569  (8)
  Division & Director


  (1) Includes reimbursement of medical and dental expenses not covered by the Company's insurance plan of $1,294 and $8,116, respectively, in 1994 and 1993, and non-cash fringe benefits of $475, $1,734 and $1,058, respectively, in 1995, 1994 and 1993.
  (2) Includes reimbursement of medical and dental expenses not covered by the Company's insurance plan of $5,081, $713 and $4,383, respectively, in 1995, 1994 and 1993 and non cash fringe benefits of $653, $3,171 and $1,081, respectively, in 1995, 1994 and 1993.
  (3) The Company granted 55,000 stock options on January 24, 1994 which had an option price of $1.44 at the date of grant.
  (4) The Company granted 80,000 stock options on May 8, 1995 which had an option price of $.50 at the date of grant and 55,000 stock options on January 24, 1994 which had an option price of $1.31 at the date of grant.
  (5) The Company granted 51,500 stock options on May 8, 1995 which had an option price of $.50 at the date of grant and 55,000 stock options on January 24, 1994 which had an option price of $1.31 at the date of grant.
  (6) Amount represents the fair market value of Company shares purchased and/or forfeitures in the Company's Employee Stock Ownership Plan and Trust. There were no shares purchased and/or forfeitures in the Company's Employee Stock Ownership Plan and Trust in 1995.
  (7) Amount represents the fair market value of Company shares purchased and/or forfeitures in the Company's Employee Stock Ownership Plan and Trust of $0 in 1995, $349 in 1994 and $22,177 in 1993 and life insurance policy with an annual premium of $0 in 1995, $1,560 in 1994 and $2,287 in 1993.
  (8) Amount represents the fair market value of Company shares purchased and/or forfeitures in the Company's Employee Stock Ownership Plan and Trust of $0 in 1995, $311 in 1994 and $22,177 in 1993 and life insurance policy with an annual premium of $0 in 1995, $2,417 in 1994 and $3,392 in 1993.

          Dr. Henry Lee's participation in the Company's Employee Stock Ownership Plan and Trust terminated when he retired. Subsequent distribution of the 66,286 shares and $9,058 cash was made after September 30, 1995. He elected to take all cash which was $39,380 net after mandatory (22%) withholding taxes.

          Each of the directors of the Company who is not employed by the Company receives a director's fee of $750 for each quarter and $500 for each meeting of the Board of Directors attended.

                    1985 EMPLOYEE INCENTIVE STOCK OPTION PLAN

     The following summary sets forth information as to certain options to purchase shares of common stock from the Company which were granted under the Company's 1985 Employee Incentive Stock Option Plan.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                INDIVIDUAL GRANTS
--------------------------------------------------------------------------------
                                     % of Total
                                   Options Granted
                        Options    to employees in  Exercise of Base  Expiration
  Name                Granted (#)    Fiscal Year     Price ($/Share)     Date
  ----                -----------    -----------     ---------------     ----
  Ronald G. Lee          80,000           49              .50           5/7/2000
  Theo. H. Dettlaff      51,500           20              .50           5/7/2000

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR END OPTION VALUES

                                             Number of Unexercised Options
                                                at Fiscal Year End (#)
  Name                                         Exercisable/Unexercisable
  ----                                         -------------------------
  Ronald G. Lee                                     76,333/116,667
  Theo. H. Dettlaff                                  76,333/88,167

                     EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST

     The Company established an Employee Stock Ownership Plan and Trust ("Plan") effective December 1, 1985. The Plan is a tax-qualified employee stock ownership plan which is designed to invest primarily in the common stock of the Employer for the benefit of the employees and their beneficiaries.

     The benefits provided by the Plan are paid for entirely by the Employer. The Employer contributions are used to purchase the common stock of the Employer, which is credited to the individual accounts maintained for each participant. In addition to providing an opportunity for employees to participate in the Employer's growth through stock ownership and to provide funds for employees' retirement, the Plan is designed to be available as a technique of corporate finance to the Employer.

     All employees who had completed at least a six-month period of service with the Employer as of the effective date of this Plan (December 1, 1985) became participants in the Plan as of such date. Every other employee will become a participant in the Plan as of the first day of the month coinciding with or next following the date upon which he completes a six-month period of service provided that he is employed by the Employer on such date.

     The Employer makes contributions only on behalf of the participants who are employed by it on the last day of each Plan year, September 30. Contributions made on behalf of the employees will not be taxable to them until the time benefits are actually paid to them.

     Effective October 1, 1989, the Plan consists of two (2) parts: Plan A, a stock bonus plan, and Plan B, a money purchase pension plan. The Company's Board of Directors determines the amount to be contributed annually to Plan A up to a maximum of fifteen percent (15%) of participant compensation for the Plan year (October 1 through September 30). The contribution under Plan B is a non-discretionary amount equal to ten percent (10%) of participant compensation for the Plan year. The contribution by the Company to the Trust for any single Plan year cannot exceed twenty-five percent (25%) of the total compensation paid to Plan participants for the year.

     Company contributions are allocated to each Participant's Company Contribution Account in the proportion that his compensation for the Plan year bears to the total compensation paid to all participants for the Plan year. Forfeitures which arise under Plan A are allocated to the accounts of the other participants at the end of the Plan year during which the forfeitures arise due to termination of employment in the same manner as Company contributions are allocated. Forfeitures which arise under Plan B are used to offset the Company's required contribution under Plan B.

     The term "vested" as applied in the context of employee benefit plans refers to that portion of a participant's accounts which has become nonforfeitable because the participant has accrued a certain number of period-of-service credits. If a participant reaches normal retirement age (age 65), becomes permanently disabled, dies or retires at age 65, his interest in his accounts becomes immediately 100% vested, i.e. nonforfeitable.

     The Plan has been amended to conform with the requirements of the Tax Reform Act of 1986 and effective October 1, 1989, the vesting schedule of the Plan is as follows:

  PERIOD OF SERVICE                                      VESTED PERCENTAGE
  Less than 3 years                                             0%
            3 years                                             20%
            4 years                                             40%
            5 years                                             60%
            6 years                                             80%
            7 years                                            100%

     The following tabulation shows the interest in the Plan and vesting percentages of the officers who are named in the Cash Compensation Table and all executive officers as a group as of September 30, 1995.

                                            INTEREST IN THE PLAN
                              SHARES OF             CASH                VESTED
     NAME                    COMMON STOCK          AMOUNT             PERCENTAGE

Henry L. Lee                     66,286           $  9,058                100%
Theo. H. Dettlaff                52,549           $ 11,504                100%
Ronald G. Lee                    52,083           $ 11,172                100%
All executive officers          194,371           $ 36,872                100%
     as a group (4 persons)

     The Company's former Chairman's participation in the Plan terminated when he retired. The distribution of his participation in the Plan was made after September 30, 1995. He elected to take all cash which totaled $39,380, net after mandatory (22%) withholding taxes.

     Effective July 1, 1993, the plan was amended for a second time. On June 30, 1993 Plan B was canceled; therefore, all participants became 100% vested, in Plan B only, effective July 1, 1993. No contribution was made to Plan A or B for the period October 1, 1993 through September 30, 1994.

     Effective September 30, 1995, Plan A was canceled. All participants under Plan A became 100% vested on September 30, 1995 due to the cancelation of Plan
A. No contribution was made to Plan A or B for the period October 1, 1994 through September 30, 1995. In connection with the termination of Plan A, the Company wrote off the Employee Stock Ownership Plan and Trust receivable as of September 30, 1995.

                             1987 STOCK OPTION PLAN

     Effective December 10, 1987 the Board of Directors adopted a 1987 Stock Option Plan for the purpose of granting to the outside directors of the Company stock options to purchase shares of the Company's Common Stock. A maximum of 50,000 shares of Common Stock may be issued upon exercise of the options granted under the plan. The price to be paid for shares covered by each option shall be the fair market value at the date of the grant. The grant of non-qualified stock options does not result in any taxable income to the participant or in any tax deduction to the Company. Upon the exercise of a non-qualified option, the excess of the market value of the shares acquired over their cost to the participant is taxable to the participant as ordinary income and is deductible by the Company, subject to the usual rules relating to the reasonableness of compensation. The participant's tax basis for the shares is their fair market value at the time of exercise. Income realized on the exercise of a non-qualified stock option is subject to federal and state withholding taxes.

     In the event a participant sells or exchanges stock received upon exercise of a non-qualified option, he or she will realize long-term or short-term capital gain or loss depending upon the holding period for the shares and the amount realized in the transaction. Long-term capital gains and short-term capital gains will be taxed as ordinary income.

     Upon the exercise of a non-qualified option by a participant who is subject to Section 16(b) of the Exchange Act, the appreciation, taxable as ordinary income, is measured at the expiration of a six-month restricted holding period, based on the fair market value of the stock at that date. With respect to the stock received upon the exercise of non-qualified options, such persons may instead elect to pay the tax on the stock's value at the date of exercise by filing an election within 30 days of the date of exercise. The holding period, for tax purposes, for any shares received commences on the expiration of the six-month restricted period, or if elected, the date of exercise. No options shall be exercisable until one and one-half years from the date of grant. The options will expire five years from the date of grant.

     The following summary sets forth information as to all options to purchase shares of Common Stock from the Company which were granted to outside directors under the Company's 1987 Stock Option Plan.

                                                        UNEXERCISED
                                                     SEPTEMBER 30, 1995

                                                 NUMBER        AVERAGE OPTION
                                               OF SHARES       PRICE PER SHARE

     Dennis F. Holt                            16,600              $ 1.07
     Charles R. Plott                          16,600              $ 1.07
     William M. Caldwell IV                    16,600              $ 1.07
     All directors as a group (3 persons)      49,800              $ 1.07

     As of September 30, 1995, 11,598 of the above options were exercisable.

                           RELATED-PARTY TRANSACTIONS

     Dennis Holt, a Director of the Company during 1995, is an owner, president and chief executive officer of Western International Media Corp., a company which purchases radio and television time on behalf of advertisers. During the fiscal year ended September 30, 1995 and 1994, the Company purchased approximately $204,000 and $61,000, respectively, of television time from Western International Media Corp. to advertise its products. Western International Media Corp. realized a commission of approximately $19,000 and $3,000 from the purchase of such time during fiscal years ended September 30, 1995 and 1994, respectively. In addition, Mr. Holt received a direct remuneration from the Company of $2,000 and $3,000 during fiscal year 1995 and 1994, respectively, as a Director's fee. Effective October 12, 1995, Mr. Holt resigned from the Board of Directors.

     Henry L. Lee, former Chairman of the Board, has advanced funds to the Company, from time to time, in return for notes payable. Additional funds were advanced to the Company during fiscal year ended September 30, 1995 in the amount of $250,000 by the Company's former Chairman. In January 1995, the terms of the notes were amended to provide for repayment in full in January 2005. Interest is payable monthly at a bank's prime rate, 8.75%, on September 30, 1995. At September 30, 1995, the amount of loans outstanding from the former Chairman was $1,219,000. During fiscal year ending September 30, 1995, the total interest expensed to related parties was $291,000 out of which $66,000 was paid and $318,000 was accrued as of September 30, 1995.

     The former Chairman is a majority shareholder with a freight consulting firm. During fiscal year ending September 30, 1994, the former Chairman's firm provided the Company with analysis of freight shipments and development of expert system type computer programs for traffic management. The total consulting fees approximated $113,000, of which $75,000 was paid and $38,000 was payable as of September 30, 1994. During fiscal year 1995 the company paid the $38,000 which was payable as of September 30, 1994. There were no consulting fees charged by the former Chairman's firm during fiscal year ending September 30, 1995. In April 1995, the Chairman retired. He will continue as a director of the Company.

     In 1991, the Company sold and leased back two of its operating facilities in a transaction with its former Chairman. An initial gain was recognized and a deferred gain was recorded which is to be amortized over the term of the two leases which expire November 2000. The amount of deferred gain recognized during 1995 and 1994 was $65,000.

                       APPOINTMENT OF INDEPENDENT AUDITOR

     Shareholders will be asked to approve the appointment of George Brenner, CPA, as independent auditor of the Company for the fiscal year 1996. George Brenner, CPA, has served as independent auditor of the Company commencing October 27, 1995. George Brenner, CPA, is expected to be present at the meeting and shall have the opportunity to make any statements he desires to make and to respond to appropriate questions.

     The following resolution will be offered by the management at the meeting:

     RESOLVED that the selection of George Brenner, CPA, as the independent auditor of the Company for the fiscal year ending September 30, 1996 is hereby ratified and approved.

     As previously reported in a Current Report on Form 8-K, on September 27, 1995, the Board of Directors of Lee Pharmaceuticals authorized, effective September 27, 1995, (1) the termination of the engagement of Meir & Meir as independent auditors for Lee Pharmaceuticals for the fiscal year ended September 30, 1995 and (2) the engagement of Jeffery, Corrigan & Shaw, 245 South Los Robles Avenue, Suite 400, Pasadena, California 91101-2894, as independent auditors for Lee Pharmaceuticals for fiscal 1995. Jeffery, Corrigan & Shaw was engaged as the Company's principal independent auditors on September 29, 1995.

     During the fiscal year ended September 30, 1994 and through September 27, 1995 there were no disagreements with Meir & Meir on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Meir & Meir would have caused them to make reference in connection with their report to the subject matter. The Company had been informed by Meir & Meir that information had come to their attention that made them conclude that the scope of the audit should be expanded to include an expert opinion regarding the environmental issues the Company is involved with. The finding of such expert may materially impact the fairness or reliability of the previously issued audit reports or the underlying financial statements, or the financial statements to be issued covering the fiscal periods subsequent to the date of the most recent audited financial statements (including information that might preclude the issuance of an unqualified report). The request by Meir & Meir to include the expert opinion in the fiscal 1995 audit was not the basis for the Company's change in independent accountants.

     Prior to such firm's engagement, Jeffery, Corrigan & Shaw was not consulted by the Company (or anyone acting on its behalf) regarding (1) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Lee Pharmaceuticals' financial statements or (2) any matter that was either the subject of a "disagreement" of a "reportable event" as such terms are defined in Regulation S-K promulgated by the Securities and Exchange Commission.

     As previously reported in a Current Report on Form 8-K, on October 27, 1995, the Board of Directors of Lee Pharmaceuticals authorized, effective October 27, 1995, (1) the termination of the engagement of Jeffery, Corrigan & Shaw as independent auditors for Lee Pharmaceuticals for the fiscal year ended September 30, 1995 and (2) the engagement of George Brenner, CPA, 9300 Wilshire Boulevard, Suite 480, Beverly Hills, California 90212, as independent auditor for Lee Pharmaceuticals for fiscal 1995. George Brenner, CPA was engaged as the Company's principal independent auditor on October 27, 1995.

     In connection with its activities for the period September 27, 1995, (the date Jeffery, Corrigan & Shaw was engaged), through October 27, 1995, there were no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Jeffrey, Corrigan & Shaw would have caused them to make reference in connection with their report to the subject matter. Jeffrey, Corrigan & Shaw was unable to proceed with the audit engagement because of its failure to obtain the insurance it believed was necessary.

     Prior to such firm's engagement, George Brenner, CPA was not consulted by the Company (or anyone acting on its behalf) regarding (1) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Lee Pharmaceuticals' financial statements or (2) any matter that was either the subject of a "disagreement" of a "reportable event" as such terms are defined in Regulation S-K promulgated by the Securities and Exchange Commission.

                              SHAREHOLDER PROPOSALS

     Proposals of shareholders intended to be presented at the next annual meeting of the shareholders must be received by the Company for inclusion in its proxy statement and form of proxy relating to such meeting on or before October 2, 1996.


                                  OTHER MATTERS

     The management is not aware of any other matters to be presented to the meeting for action by the shareholders. If any other matters should properly come before the meeting, the persons named in the enclosed proxy form will vote the proxies in accordance with their best judgment.

     By order of the Board of Directors.



South El Monte, California                        MICHAEL L. AGRESTI, Secretary
January 30, 1996

                               LEE PHARMACEUTICALS
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              FOR ANNUAL MEETING OF SHAREHOLDERS ON MARCH 12, 1996
The undersigned, a shareholder of LEE PHARMACEUTICALS, hereby constitutes and appoints RONALD G. LEE and MS. HEATHER ROGERS, and each of them (with full power to act without the other), as proxy of the undersigned with full power of substitution, for and in the name, place and stead of the undersigned, to attend the Annual Meeting of Shareholders of said Company called and to be held at 1434 Santa Anita Avenue, South El Monte California, on Tuesday March 12, 1996 at 1:30 o'clock p.m. and any adjournment thereof, and thereat to vote as designated below the number of votes or shares the undersigned would be entitled to vote and with all powers the undersigned would possess if personally present, including but not limited to the power to cumulate votes for one or more nominees listed below:
1. ELECTION OF DIRECTORS  /  / FOR all nominees listed below (EXCEPT AS MARKED
                               TO THE CONTRARY BELOW)
                          /  / WITHHOLD AUTHORITY to vote for all nominees
                               listed below
     (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
                 MARK THE BOX NEXT TO THE NOMINEE'S NAME BELOW.)

                          /  / Henry L. Lee, Jr.         /  / Ronald G. Lee
                          /  / William M. Caldwell IV

2. PROPOSAL TO APPROVE THE APPOINTMENT OF GEORGE BRENNER, CPA, as independent auditor of the corporation.
                          /  / FOR         /  / AGAINST         /  / ABSTAIN

3. Upon all matters which may properly come before said meeting, including matters incident to the conduct of the meeting or any adjournments thereof;
hereby ratifying and confirming all that said attorneys and proxies, or their substitutes, may lawfully do by virtue thereof.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

Dated:_________________________________1996        -----------------------------
      PLEASE MARK/SIGN, DATE AND RETURN            SIGNATURE
      THE PROXY CARD PROMPTLY USING THE
      ENCLOSED ENVELOPE.                           -----------------------------
                                                   SIGNATURE IF HELD JOINTLY

                   Please sign exactly as name appears hereon. When shares are held by the joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

This proxy when properly executed will be voted in a manner directed herein by the above signed stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.